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                                                               Exhibit 2.2


                  STOCKHOLDER AGREEMENT ("Agreement") dated as of March 31, 1999, among CBS Corporation, a Pennsylvania corporation ("Parent") , and the individuals listed on Schedule A attached hereto (each, a "Stockholder" and, collectively, the "Stockholders").

                  WHEREAS, Parent, K Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and King World Productions, Inc., a Delaware corporation (the "Company"), propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement) providing for the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in the Merger Agreement; and

                  WHEREAS, each Stockholder beneficially owns the number of shares of Company Common Stock set forth opposite his or her name on Schedule A attached hereto (such shares of Company Common Stock, together with any other shares of capital stock of the Company acquired by such Stockholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the "Subject Shares"); and

                  WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has requested that each Stockholder enter into this Agreement;

                  NOW, THEREFORE, to induce Parent to enter into, and in consideration of its entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties agree as follows:

                  1. REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER. Each Stockholder hereby, individually and not jointly, represents and warrants to Parent in respect of himself or herself as follows:

                  (a) AUTHORITY. This Agreement has been duly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Stockholder or to the Stockholder's property or assets. If the Stockholder is married and the Stockholder's Subject Shares constitute community property or otherwise need

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         spousal or other approval to be legal, valid and binding, this
         Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder's spouse, enforceable against such spouse in accordance with its terms. Each Stockholder has executed a power of attorney, in the form attached hereto as Schedule B, in favor of at least two other Stockholders with respect to the matters covered by Sections 3(a) and (b) in the event of incapacity of any Stockholder.

                  (b) THE SUBJECT SHARES. The Stockholder is the record and beneficial owner of, has good and marketable title to, and owns, beneficially or of record, no shares of Company Common Stock other than, the Subject Shares set forth opposite his or her name on Schedule A attached hereto (except to the extent beneficial ownership is determined to exist by reason of the Stockholders Agreement among the Stockholders dated as of February 10, 1997 (the "Existing Stockholders Agreement") and other than the shares of Company Common Stock described on such schedule which shall not be deemed to be "Subject Shares" for purposes of this Agreement), free and clear of any claims, liens, encumbrances and security interests whatsoever, other than those that arise by reason of the Existing Stockholders Agreement. The Stockholder has the sole right to vote such Subject Shares, and none of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Subject Shares, except as contemplated by this Agreement.

                  2. REPRESENTATIONS AND WARRANTIES OF PARENT. Parent hereby represents and warrants to each Stockholder that Parent has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly executed and delivered by Parent and constitutes a valid and binding obligation of Parent enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, the articles of incorporation or by-laws of Parent, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to Parent or to Parent's property or assets.

                  3. COVENANTS OF EACH STOCKHOLDER. Until the termination of this Agreement in accordance with Section 6, each Stockholder, severally and not jointly, agrees as follows:

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                  (a) At any meeting of stockholders of the Company called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger and the Merger Agreement is sought, the Stockholder shall vote (or cause to be voted) the Subject Shares in favor of the Merger, the adoption by the Company of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement.

                  (b) At any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which the Stockholder's vote, consent or other approval is sought, the Stockholder shall vote (or cause to be voted) the Subject Shares against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any other Acquisition Proposal or (ii) any amendment of the Company's certificate of incorporation or by-laws or other proposal or transaction involving the Company or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement or change in any manner the voting rights of each class of Company Common Stock.

                  (c) The Stockholder agrees not to (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift), or enter into any contract, option or other arrangement (including any profit sharing arrangement) with respect to the sale, transfer, pledge, assignment or other disposition of (any such sale, transfer, pledge, assignment or disposition or entry into any such contract, option or other arrangement being collectively referred to as a "Disposition"), the Subject Shares to any person other than pursuant to the terms of the Merger or other than as permitted as indicated on Schedule C or (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, in connection with, directly or indirectly, any Acquisition Proposal.

                  (d) Until after the Merger is consummated or the Merger Agreement is terminated, the Stockholder (in his or her capacity as the beneficial owner of Subject Shares) shall not, nor shall it permit any investment banker, attorney or other adviser or representative of the Stockholder to, (i) directly or indirectly solicit, initiate or encourage the submission of, any Acquisition Proposal or (ii) directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal.

                  (e) Until after the Merger is consummated or the Merger Agreement is terminated, the Stockholder shall use all reasonable efforts to take, or cause to be

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         taken, all actions, and to do, or cause to bedone, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Merger Agreement.

                  (f) For a period of eighteen months following the Effective Time, each of Roger King and Michael King agrees not to Dispose of more than 25% of (x) any shares of Parent Common Stock received by such Stockholder in the Merger in exchange for the Subject Shares of such Stockholder or (y) following the Effective Time, any shares of Parent Common Stock received by such Stockholder upon the exercise of Company Stock Options assumed by Parent pursuant to the Merger Agreement.

                  4. FURTHER ASSURANCES. Each Stockholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

                  5. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, except that Parent may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                  6. TERMINATION. This Agreement shall terminate upon the earlier of (a) the Effective Time of the Merger or (b) the termination of the Merger Agreement in accordance with its terms; PROVIDED, HOWEVER, that notwithstanding the foregoing, Section 3(f) shall survive the consummation of the Merger for the period of time specified therein.

                  7. GENERAL PROVISIONS.

                  (a) AMENDMENTS. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

                  (b) NOTICE. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to Parent in accordance with Section 9.5 of the Merger Agreement and to the Stockholders at their respective addresses set forth on Schedule A attached hereto (or at such other address for a party as shall be specified by like notice).

                  (c) INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section to this Agreement unless otherwise

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         indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

                  (d) COUNTERPARTS . This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

                  (e) ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement (including the documents and instruments referred to herein)
         (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                  (f) GOVERNING LAW. The Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

                  (g) LEGEND. Each Stockholder shall promptly after the date hereof surrender to the Company all certificates representing the Subject Shares, and the Company shall place the following legend on such certificates:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDER AGREEMENT DATED AS OF MARCH 31, 1999 BY AND AMONG CBS CORPORATION AND THE STOCKHOLDERS NAMED THEREIN, WHICH AMONG OTHER THINGS RESTRICTS THE TRANSFER AND VOTING THEREOF."

                  8. STOCKHOLDER CAPACITY. No person executing this Agreement makes any agreement or understanding herein in his or her capacity as a director or officer of the Company. Each Stockholder signs solely in his or her capacity as the record holder and beneficial owner of such Stockholder's Subject Shares and nothing herein shall limit or affect any actions taken by a Stockholder in his or her capacity as an officer or director of the Company to the extent specifically permitted by the Merger Agreement.

                  9. ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed

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that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in a Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that such party will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than a Federal court sitting in the state of Delaware or a Delaware state court and
(iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

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                  IN WITNESS WHEREOF, Parent has caused this Agreement to be signed by its officer thereunto duly authorized and each Stockholder has signed this Agreement, all as of the date first written above.

                                   CBS CORPORATION



                                   By: /s/ FREDRIC G. REYNOLDS
                                      ------------------------------------------
                                      Name:  Fredric G. Reynolds
                                      Title: Executive Vice President, Chief
                                             Financial Officer


                                   STOCKHOLDERS:

                                   ROGER KING



                                        /s/ ROGER KING
                                   ---------------------------------------------




                                   MICHAEL KING



                                        /s/ MICHAEL KING
                                   ---------------------------------------------



                                   RICHARD KING



                                        /s/ RICHARD KING
                                   ---------------------------------------------


                                    DIANA KING



                                        /s/ DIANA KING
                                   ---------------------------------------------

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